FOR IMMEDIATE RELEASE

Volt Information Sciences Reports Fiscal 2016 Second Quarter Financial Results

NEW YORK, NY, June 8, 2016 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-MKT: VISI), a global provider of staffing services and information technology infrastructure services, today reported results for its second quarter ended May 1, 2016. Key elements include:

•	Second quarter net revenue of $335.4 million up 2.6% compared to the prior quarter and down 12.9% year-over-year

•	Second quarter loss from continuing operations of $1.8 million or $2.5 million excluding special items

•
During the second quarter, the Company completed a sale-leaseback transaction for its office facility in Orange, California, and also sold its office facility in San Diego, California with combined net proceeds totaling $29.1 million

•
As of the end of the second quarter, the Company had $58.8 million of available liquidity for working capital requirements, up from $44.7 million at the end of the prior quarter and $16.9 million a year ago

•	The Company strengthened its top leadership team with the addition of four experienced senior executives and one internal promotion

Commenting on Volt’s second quarter performance, Michael Dean, President and CEO, said, “Overall, the second quarter was a very productive period for Volt. Importantly, we continued to make good progress on our previously stated plan to streamline our organization and improve our operational and financial performance. Our cost structure is leaner and our actions to divest non-core assets have improved our liquidity position over the past year. The process to sell our last remaining non-core business, Maintech, is proceeding. I am also pleased to report that we are adding to our book of business with important new customer engagements. Finally, we continue to augment our already strong management team with the addition of several exceptional executives to head up key leadership and revenue driving roles within the organization.”

Mr. Dean concluded, “Since embarking on our turnaround plan late last year, I have maintained that it will take time to operationally address all of the issues we are dealing with—and even longer for the changes we are making to be reflected in our financial results.  However, I can say with confidence that we are on-track to returning Volt to top and bottom line growth.”

Fiscal 2016 Second Quarter Results
Total revenue for the fiscal 2016 second quarter was $335.4 million, up $8.6 million, or 2.6% compared to total revenue of $326.8 million in the first quarter of fiscal 2016. Compared to the prior

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 2 of 9

year period, total revenue decreased $49.8 million or 12.9% compared to $385.2 million in the second quarter of fiscal 2015.

Staffing Services segment revenue was $317.2 million, an $8.5 million or 2.8% increase compared to $308.7 million in the first quarter of fiscal 2016. Compared to the prior year period, Staffing Services segment revenues declined $45.0 million, or 12.4% compared to Staffing Services revenues of $362.3 million in the second quarter of fiscal 2015. Other segment revenue was $18.2 million in the second quarter of fiscal 2016, compared to $18.1 million in the first quarter of fiscal 2016 and $22.9 million in the prior year period.

Net loss of $1.8 million in the second quarter of fiscal 2016 included $2.0 million from gain on the sale of real estate, $0.8 million of restructuring and severance costs and $0.5 million in other fees. Excluding the impact of these special items, net loss for the second quarter of 2016 would have been $2.5 million on a Non-GAAP basis.

Adjusted EBITDA, which is also a Non-GAAP measure, was $2.0 million in the fiscal 2016 second quarter. Adjusted EBITDA excludes the impact of interest expense, income tax expense, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Senior Leadership Update
As previously announced, the Company has hired four pivotal senior executives and promoted another, strengthening the Company’s top leadership as it moves forward on its growth and profitability strategies.  Joining the company are Jorge Perez, President of Volt’s North American Staffing Business – Volt Workforce Solutions (VWS); Sue Tidswell, Senior Vice President Sales of VWS; Ann Hollins, Chief Human Resources Officer; and Chuck Sperazza, Chief Information Officer.  In addition, Rhona Driggs has been promoted to President of Volt Consulting Group (VCG), Volt’s MSP service business, in addition to maintaining responsibility as Executive Vice President, Commercial Operations for VWS.

Financing
As previously mentioned, during the second quarter Maintech entered into a $10.0 million revolving credit agreement with Bank of America. The Credit Agreement was added to provide flexibility for working capital purposes. The Company expects to terminate the Credit Agreement on or before the sale of Maintech.

Liquidity
As of May 1, 2016, the Company had $58.8 million of available liquidity for working capital requirements as compared to $16.9 million in the prior year period.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2016 second quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants can listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 3 of 9

to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday, June 8, 2016 at 7:30 p.m. Eastern Time through Wednesday, June 22, 2016 at 11:59 p.m. Eastern Time. To access the replay, dial 877-870-5176 (858-384-5517 for international callers) and enter the Conference ID # 13638068. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs, technology outsourcing services and information technology infrastructure services. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services provide pre and post production development, testing and customer support to companies in the mobile, gaming, and technology devices industries. In addition, we provide information technology infrastructure services which provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Paul Tomkins
Volt Information Sciences, Inc.

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 4 of 9

voltinvest@volt.com
212-704-7921

Lasse Glassen
Addo Communications
lasseg@addocommunications.com
424-238-6249
--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 5 of 9

Sequential Results of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	May 1, 2016	January 31, 2016	May 3, 2015	May 1, 2016	May 3, 2015
Revenue:
Staffing services revenue	$317,247	$308,681	$362,277	$625,928	$723,098
Other revenue	18,192	18,149	22,912	36,341	45,157
Net revenue	335,439	326,830	385,189	662,269	768,255

Expenses:
Direct cost of staffing services revenue	267,826	264,172	303,837	531,998	613,355
Cost of other revenue	15,887	16,788	19,909	32,675	39,514
Selling, administrative and other operating costs	51,382	52,925	59,912	104,307	120,202
Restructuring and severance costs	840	2,761	251	3,601	1,226
Impairment charges	-	-	5,374	-	5,374
Gain on sale of building	(1,663)	-	-	(1,663)	-
Total expenses	334,272	336,646	389,283	670,918	779,671

Operating income (loss)	1,167	(9,816)	(4,094)	(8,649)	(11,416)

Interest income (expense), net	(862)	(658)	(730)	(1,520)	(1,364)
Foreign exchange gain (loss), net	(579)	344	(1,600)	(235)	(1,163)
Other income (expense), net	(420)	(279)	43	(699)	141
Loss from continuing operations before income taxes	(694)	(10,409)	(6,381)	(11,103)	(13,802)
Income tax provision	1,091	553	532	1,644	1,911
Loss from continuing operations	(1,785)	(10,962)	(6,913)	(12,747)	(15,713)
Loss from discontinued operations	-	-	-	-	(4,519)
Net loss	$(1,785)	$(10,962)	$(6,913)	$(12,747)	$(20,232)

Per share data:
Basic:
Loss from continuing operations	$(0.09)	$(0.53)	$(0.33)	$(0.61)	$(0.75)
Loss from discontinued operations	-	-	-	-	(0.22)
Net loss	$(0.09)	$(0.53)	$(0.33)	$(0.61)	$(0.97)
Weighted average number of shares	20,814	20,813	20,793	20,813	20,861

Diluted:
Loss from continuing operations	$(0.09)	$(0.53)	$(0.33)	$(0.61)	$(0.75)
Loss from discontinued operations	-	-	-	-	(0.22)
Net loss	$(0.09)	$(0.53)	$(0.33)	$(0.61)	$(0.97)
Weighted average number of shares	20,814	20,813	20,793	20,813	20,861

Segment data:
Revenue:
Staffing Services	$317,247	$308,681	$362,277	$625,928	$723,098
Other Segment	18,192	18,149	22,912	36,341	45,157
Net revenue	$335,439	$326,830	$385,189	$662,269	$768,255

Operating income (loss):
Staffing Services	$7,934	$1,734	$10,337	$9,668	$13,967
Other Segment	224	(371)	(5,325)	(147)	(5,610)
Corporate general & administrative	(8,654)	(11,179)	(9,106)	(19,833)	(19,773)
Gain on sale of building	1,663	-	-	1,663	-
Operating income (loss)	$1,167	$(9,816)	$(4,094)	$(8,649)	$(11,416)

Commencing in the first quarter of fiscal 2016, the Comp any changed its methodology for the allocation of costs to more effectively reflect and measure the individual businesses’ financial and operational efficiency. Prior period segment results have been revised for these changes.

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 6 of 9

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six months ended
	May 1, 2016	May 3, 2015

Cash and cash equivalents, beginning of the period	$10,188	$6,723

Cash used in all other operating activities	(10,230)	(6,277)
Changes in operating assets and liabilities	12,719	7,259
Net cash provided by operating activities	2,489	982

Proceeds from sale of property and equipment	36,878	227
Net cash used in all other investing activities	(9,325)	(2,981)
Net cash provided by (used in) investing activities	27,553	(2,754)

Decrease in cash restricted as collateral for borrowings	-	10,352
Net change in borrowings	(8,000)	1,494
Repayment of long-term debt	(7,295)	(446)
Purchases of common stock under repurchase program	-	(4,262)
Net cash provided by (used in) all other financing activities	(536)	206
Net cash provided by (used in) financing activities	(15,831)	7,344

Effect of exchange rate changes on cash and cash equivalents	(1,228)	(1,958)

Net cash used in discontinued operations	-	(4,056)

Net increase (decrease) in cash and cash equivalents	12,983	(442)

Change in cash from discontinued operations	-	(211)

Cash and cash equivalents, end of the period	$23,171	$6,070

Cash paid during the period:

Interest	$1,662	$1,690
Income taxes	$2,473	$634

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 7 of 9

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	May 1, 2016	November 1, 2015
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$23,171	$10,188
Restricted cash and short-term investments	11,647	14,977
Trade accounts receivable, net of allowances of $749 and $960, respectively	177,178	198,385
Recoverable income taxes	17,762	17,583
Prepaid insurance and other current assets	17,724	15,865
Assets held for sale	21,572	22,943
TOTAL CURRENT ASSETS	269,054	279,941
Other assets, excluding current portion	24,695	22,790
Property, equipment and software, net	24,186	24,095
TOTAL ASSETS	$317,935	$326,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$28,601	$29,548
Accounts payable	31,312	39,164
Accrued taxes other than income taxes	26,205	22,719
Accrued insurance and other	34,327	34,391
Short-term borrowings, including current portion of long-term debt	92,000	982
Income taxes payable	-	1,658
Liabilities held for sale	6,119	7,345
TOTAL CURRENT LIABILITIES	218,564	135,807
Accrued insurance and other, excluding current portion	13,606	13,699
Deferred gain on sale of real estate, excluding current portion	27,080	-
Income taxes payable, excluding current portion	6,585	6,516
Long-term debt, excluding current portion	-	106,313
TOTAL LIABILITIES	265,835	262,335

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 and 23,738,003, respectively; Outstanding - 20,832,503 and 20,801,080, respectively	2,374	2,374
Paid-in capital	75,480	75,803
Retained earnings	24,569	38,034
Accumulated other comprehensive loss	(7,692)	(7,994)
Treasury stock, at cost; 2,905,500 shares and 2,936,923 shares	(42,631)	(43,726)
TOTAL STOCKHOLDERS’ EQUITY	52,100	64,491
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$317,935	$326,826

Volt Information Sciences Reports Fiscal 2016 Second Quarter Results June 8, 2016 Page 8 of 9

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Three Months Ended May 1, 2016				Three Months Ended May 3, 2015
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP

Revenue:
Staffing services revenue	$317,247	$-		$317,247	$362,277	$-		$362,277
Other revenue	18,192	-		18,192	22,912	-		22,912
Net revenue	335,439	-		335,439	385,189	-		385,189

Expenses:
Direct cost of staffing services revenue	267,826	-		267,826	303,837	-		303,837
Cost of other revenue	15,887	-		15,887	19,909	-		19,909
Selling, administrative and other operating costs	51,382	(103)	(a)	51,279	59,912	(1,632)	(d)	58,280
Restructuring and severance costs	840	(840)	(b)	-	251	(251)		-
Impairment charges	-	-		-	5,374	(5,374)	(e)	-
Gain on sale of building	(1,663)	1,663	(c)	-	-	-		-
Total expenses	334,272	720		334,992	389,283	(7,257)		382,026

Operating income (loss)	1,167	(720)		447	(4,094)	7,257		3,163

Other income (expense), net:
Interest income (expense), net	(862)	-		(862)	(730)	-		(730)
Foreign exchange gain (loss), net	(579)	-		(579)	(1,600)	1,600	(f)	-
Other income (expense), net	(420)	-		(420)	43	-		43
Total other income (expense), net	(1,861)	-		(1,861)	(2,287)	1,600		(687)

Income (loss) from continuing operations before income taxes	(694)	(720)		(1,414)	(6,381)	8,857		2,476
Income tax provision	1,091	-		1,091	532	-		532
Income (loss) from continuing operations	$(1,785)	$(720)		$(2,505)	$(6,913)	$8,857		$1,944

* Basic income (loss) from continuing operations	$(0.09)	$(0.03)		$(0.12)	$(0.33)	$0.43		$0.09
* Diluted income (loss) from continuing operations	$(0.09)	$(0.03)		$(0.12)	$(0.33)	$0.43		$0.09

Basic weighted average number of shares	20,814	20,814		20,814	20,793	20,793		20,793
Diluted weighted average number of shares	20,814	20,814		20,814	20,793	20,793		20,793

Special item adjustments consist of the following:
(a)	Relates primarily to fees incurred to attract world class executive talent partially offset by the amortization of the gain on the sale of the Orange, CA facility.
(b)	Relates primarily to company-wide cost reduction plan implemented in November 2015.
(c)	Relates to the gain on the sale of the San Diego, CA facility
(d)	Relates primarily to costs incurred responding to activist shareholders and related Board of Director search fees, as well as legal and other items.
(e)	Relates primarily to the impairment of net assets in our publishing and printing business in Uruguay as well as the impairment of goodwill related to our staffing business in Uruguay.
(f)	Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.

* Earnings per share may not add in certain periods due to rounding.

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Unaudited Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	May 1, 2016	May 3, 2015

GAAP loss from continuing operations	$(1,785)	$(6,913)
Special items	(720)	8,857
Non-GAAP income (loss) from continuing operations	(2,505)	1,944

Adjustments:
Depreciation and amortization	1,519	1,639
Share-based compensation expense	78	242
Other (income) loss, net (a)	1,861	687
Provision for income taxes	1,091	532
Adjusted EBITDA	$2,044	$5,044

(a) Includes interest income (expense) and other income (expense), net.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information, which includes adjustments for special items, as additional information for its consolidated income (loss) from continuing operations, segment operating income (loss) and adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that the presentation of these Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because it permits evaluation of the results of the Company’s continuing operations without the effect of special items that management believes make it more difficult to understand and evaluate the Company’s results of operations.